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                                                                 EXHIBIT 10.1(4)

                 Patriot American Hospitality Partnership, L.P.

                               Third Amendment to
                          Second Amended and Restated
                        Agreement of Limited Partnership


     This Third Amendment is made as of July 1, 1997 by PAH GP, Inc., a Delaware corporation, as general partner (the "General Partner") of Patriot American Hospitality Partnership, L.P., a Virginia limited partnership (the "Partnership"), and as attorney-in-fact for each of the limited partners of the Partnership (collectively, the "Limited Partners") for the purpose of amending the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of April 11, 1997, as amended to date (the "Partnership Agreement"). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Partnership Agreement.

     WHEREAS, upon an election by a Limited Partner to redeem units of limited partner interest in the Partnership ("Partnership Units"), the General Partner or Patriot American Hospitality, Inc. ("Patriot REIT") has the option to acquire such Partnership Units in exchange for shares of the common stock of Patriot REIT;

     WHEREAS, pursuant to a merger of Patriot REIT with and into California Jockey Club, a Delaware corporation to be renamed as Patriot American Hospitality, Inc. ("New Patriot REIT"), the holders of the common stock of Patriot REIT are entitled to receive 0.51895 shares of the common stock of New Patriot REIT plus 0.51895 shares of the common stock of Bay Meadows Operating Company, a Delaware corporation to be renamed as Patriot American Hospitality Operating Company, a Delaware corporation ("Patriot Operating Company"), which shares are paired for purposes of trading on the public securities markets (each paired share of the common stock of New Patriot REIT and Patriot Operating Company, a "Paired Share");

     WHEREAS, in connection with the merger transaction, the Limited Partners other than PAH LP, Inc. have become limited partners in Patriot American Hospitality Operating Partnership, L.P., a Delaware limited partnership ("Management Partnership"), the general partner of which is Patriot Operating Company, and have redemption rights with respect to their units of limited partner interest in Management Partnership ("Management Units") that permit Patriot Operating Company to purchase Management Units tendered for redemption in exchange for shares of its common stock;

     WHEREAS, it is necessary and desirable to coordinate the exercise of the redemption rights granted pursuant to the Partnership Agreement with those granted pursuant to the agreement of limited partnership of the Management Partnership (the "Management Partnership Agreement") so that Property Units and Management Units may be exchanged for publicly traded Paired Shares, and the General Partner is authorized pursuant to Section 7.01(d) of the Partnership Agreement to modify the Redemption Right of the Limited Partners
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to reflect the kind and amount of securities issuable to a holder of REIT Shares upon the occurrence of a merger; and

     WHEREAS, the General Partner desires to make certain other conforming amendments in connection with the foregoing, which amendments may be made in the General Partner's discretion pursuant to Section 11.01 of the Partnership Agreement.

     NOW, THEREFORE, the General Partner undertakes to implement the following amendments to the Partnership Agreement:

Section 1.     Amendments to Text of Partnership Agreement.
               -------------------------------------------

A. Article I, Defined Terms, is amended to add the following definitions of "Management Partnership Unit" and "Paired Share"

          "Management Partnership Unit" means a unit of limited partner interest in Patriot American Hospitality Operating Partnership, L.P., a Delaware limited partnership ("Management Partnership").

          "Paired Share" means a share of common stock of the Company, par value $.01 per share as paired to a share of common stock of Patriot American Hospitality Operating Company, par value $.01 per share.

B. Article I, Defined Terms, is amended to replace the definitions of "Cash Amount," "Company" and "REIT Share" with the following definitions. All other terms defined in Article I shall remain in full force and effect.

          "Cash Amount" means an amount of cash per Partnership Unit equal to the value of the REIT Shares Amount on the date of receipt by the Company of a Notice of Redemption. The value of the REIT Shares Amount shall be equal to the REIT Shares Percentage (as defined below) times the average of the daily market price of Paired Shares for the ten consecutive trading days immediately preceding the date of such valuation. The market price for each such trading day shall be: (i) if the Paired Shares are listed or admitted to trading on any securities exchange or the NYSE, the sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the Paired Shares are not listed or admitted to trading on any securities exchange or the NYSE, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the Paired Shares are not listed or admitted to trading on any securities exchange or the NYSE and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low

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     asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten
     -------------
     days prior to the date in question, the value of the Paired Shares shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of Paired Shares would be entitled to receive, then the value of such rights shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. For purposes of this definition, the "REIT Shares Percentage" shall equal the percentage of the value of a Paired Share that is represented by a REIT Share, as determined pursuant to that certain Pairing Agreement dated as of February 17, 1983, as amended from time to time, by and between the Company and Patriot American Hospitality Operating Company. In the event that the REIT Shares are no longer paired with shares of the common stock of Patriot American Hospitality Operating Company, the REIT Shares Amount shall be based on the value of REIT Shares as determined in accordance with the principles applied to the valuation of Paired Shares.

          "Company" means Patriot American Hospitality, Inc., a Delaware corporation, and its successors.

          "REIT Share" means a share of common stock of the Company, $.01 par value per share.

C. Article VIII, Rights and Obligations of the Limited Partners, shall be amended to replace the first phrase of the first sentence of Section 8.05(a) with the following phrase:

               "Subject to Sections 8.05(b), 8.05(c), 8.05(d), 8.05(e), 8.05(f),
     8.05(g) and 8.05(h),"

D. Article VIII, Rights and Obligations of the Limited Partners, shall be amended to add paragraphs (h) to section 8.05, as follows:

               (h) Paired Shares.  Notwithstanding the provisions of Sections
                   -------------
     8.05(a) and 8.05(b), a Limited Partner shall not be entitled to exercise the Redemption Right with respect to any Partnership Units unless the Limited Partner is entitled to exercise and simultaneously exercises its redemption right under the Management Partnership Agreement with respect to an equal number of Management Partnership Units of the same class or series so that the General Partner and/or the Company, in cooperation with Patriot Operating Company, may deliver Paired Shares in redemption of such Partnership Units and Management Partnership Units. The restriction set forth in this paragraph (h) shall continue in effect until such time as the provisions of that certain Pairing Agreement, dated as of February 17, 1983, as amended from time to

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     time, by and between Patriot American Hospitality, Inc. and Patriot
     American Hospitality Operating Company shall terminate and be of no further force or effect.

E. Exhibit B to the Agreement, Form of Notice of Exercise of Redemption Right, shall be replaced with Exhibit B appended hereto.
                       ---------

Section 2.     Effective Date.  The amendments to the text of the Partnership
               --------------
Agreement provided in Section 1 of this Third Amendment shall take effect as of the date first set forth above. Except as amended by Section 1 of this Third Amendment, the terms of the Agreement shall remain in full force and effect.

                                 [End of Page]

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   IN WITNESS WHEREOF, the General Partner has executed this First Amendment as of the date first written above.

                                    GENERAL PARTNER

                                    PAH GP, INC.


                                    /s/ Paul A. Nussbaum
                                    -------------------------------------
                                    By: Paul A. Nussbaum



                                    LIMITED PARTNERS

                                    By:  PAH GP, Inc. as attorney-in-fact
                                         for each of the Limited Partners


                                    /s/ Paul A. Nussbaum
                                    -------------------------------------
                                    By: Paul A. Nussbaum

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